Exhibit 3.24

FEB 18 1997 STATE OF NEBRASKA SECRETARY’S OFFICE Received filed and recorded on film roll no. 974 at page 208 /s/ 63634 Secretary of State By /s/ 70.00 10:45 a.m.

ARTICLES OF INCORPORATION

OF

ALIANT NETWORK SERVICES INC.

The undersigned acting as the incorporator of a corporation under the Business Corporation Act of the State of Nebraska (the “Act”), adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation shall be A1iant Network Services Inc. (the “Corporation”).

ARTICLE II

The aggregate number of shares which the Corporation shall have authority to issue is ten thousand (10,000) shares, having a par value of $1.00 each, all of which shall be voting common shares.

All transfers of the shares of the Corporation shall be made in accordance with the provisions of the Bylaws of the Corporation.

ARTICLE III

The holders of shares of the Corporation’s common rock shall not have a preemptive right to acquire the Corporation’s unissued shares.

ARTICLE IV

The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in the manner now and hereafter permitted by the Act, and all rights conferred upon shareholders herein are granted subject to reservation.

ARTICLE V

The address of the Corporation’s initial registered office shall be 1440 M Street, Lincoln, Lancaster County, Nebraska 68508, and the name of the initial registered agent at such address shall be Michael J. Tavlin.

ARTICLE VI

The name and street address of the incorporator are Paul M. Schudel, Esq., 206 South 13th Street, Suite 1500, Lincoln, Nebraska 68508.

DATED this 18th day of February, 1997.

/s/ Paul M. Schudel
Paul M. Schudel, Incorporator

NE Sec of State – CORP AO 1000062615 Pgs. 1 ALIANT NETWORK SERVICES INC. Filed. 10/04/1999 03 45 PM

DOMESTIC CHANGE OF

REGISTERED AGENT and/or OFFICE

Submit in Duplicate

Scott Moore, Secretary of State

Room 1305 State Capitol, P.O. Box 94608

Lincoln, NE 68509

http://www.nol.org/home/SOS/

The following corporation, pursuant to the laws of the state of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office.

Name of Corporation	ALIANT NETWORK SERVICES INC

Previous:

Registered Agent:	Michael J. Tavlin

Registered Office:	1440 M Street	Lincoln	NE	68508
	Street Address	City		Zip
New:
Registered Agent:	C T Corporation System

Registered Office*:	206 S 13th St., Ste 1500	Lincoln	NE	68508
	Street Address	City		Zip

*	The street address of the registered office and the street address of the registered agent must be identical.

DATED September 30, 1999

/s/ Francis X. Frantz, Secretary
[COMPANY]

Francis X. Frantz, Secretary
Printed Name/Title

NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary.

Registered Agent: Please check A (current agent) or B (new agent) below and sign

A.	I hereby state that the above named corporation been notified of the change in address of my registered office.

X B.	I hereby consent to act as registered agent for the above named corporation.

/s/ Sean L. Emmett
Signature of Registered Agent

FILING FEE: $30.00

Revised 2/11/99	Neb. Rev. Stat §21·2032

NE Sec of State – CORP GR 1000135074 Pgs. 80 Filed. 07/21/2000 03 59 PM

CHANGE OF

REGISTERED AGENT and/or OFFICE

Scott Moore, Secretary of State

Room 1305 State Capitol, P.O. Box 94608

Lincoln, NE 68509

http://www.nol.org/home/SOS/

CT Corporation System, pursuant to the laws of the state of Nebraska does hereby change the Registered Agent and/or Registered Office for the companies on the attached list.

Name of Corporation	(see attached list) Aliant Network Services Inc.

Previous:

Registered Agent:	CT Corporation System

Registered Office:	206 South 13th Street, Suite 1500	Lincoln	NE	68508
	Street Address	City		Zip

New:

Registered Agent:	C T Corporation System

Registered Office*:	301 South 13th St., Suite 500	Lincoln	NE	68508
	Street Address	City		Zip

*	The street address of the registered office and the street address of the registered agent must be identical.

DATED July 24, 2000

/s/ Kenneth J. Uva, Vice President
Signature

Kenneth J. Uva, Vice President
Printed Name/Title

NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary.

Registered Agent: Please check A (current agent) or B (new agent) below and sign

X A.	I hereby state that the companies on the attached list have been notified of the change in address of my registered office.

B.	I hereby consent to act as registered agent for the above named corporation.

Kenneth J. Uva
Signature of Registered Agent

NE Sec of State – CORP NN 11000224001 Pgs. 1 ALLTEL NETWORK SERVICES OF THE Filed: 06/13/2001 12:55 PM

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ALIANT NETWORK SERVICES INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

1. The name of the corporation is: Aliant Network Services Inc.

2. The text of each amendment adopted is:

RESOLVED, that the name of Corporation shall be changed to “ALLTEL Network Services of the Midwest, Inc:”

FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to submit such name change proposal to the shareholder of the Corporation for its approval.

FURTHER RESOLVED, that the Board of Directors recommends that the shareholder of the corporation approve and consent to the name change set forth herein.

FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to execute and deliver an Amended Certificate of Incorporation to the Secretary of State of Nebraska and to take such other actions as they deem necessary or appropriate to carry out the foregoing resolutions.

3. The manner, if not set forth in such amendment in which an exchange, reclassification, or cancellation of issued shares, for implementing the amendment, is as follows: n/a

4. The date of each amendment’s adoption is as follows: June 2, 2001

5. The amendment was adopted by the board of directors.

DATED: June 2, 2001	/s/ Francis X. Frantz
Francis X. Frantz, Secretary

NE Sec of State John A. Gale – CORP NN 1000555182 Pgs: 1 WINDSTREAM NETWORK SERVICES OF Filed: 06/29/2006 01:35 PM

ARTICLES OF AMENDMENT

OF

ALLTEL NETWORK SERVICES OF MIDWEST, INC.

To the Secretary of State

State of Nebraska

Pursuant to the provisions of Section 21-20, 121 of the Business Corporation Act of the State of Nebraska, the corporation hereinafter named (the “corporation”) does hereby submit the following Articles of Amendment.

1. The name of the corporation is Alltel Network Services of the Midwest, Inc.

2. Article One of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

“The name of the corporation is Windstream Network Services of the Midwest, Inc.”

3. The date of adoption of the aforesaid amendment was June 15, 2006.

4. The amendment herein provided for was duly approved by the sole shareholder of the corporation on June 16, 2006 in accordance with the provisions of the Nebraska Corporation Code.

5. The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

6. The effective time of these Articles of Amendment shall July 3, 2006.

Executed on June 23, 2006.

/s/ John Fletcher
Name of officer:	John P. Fletcher
Title of officer:	Executive Vice President

CT Corporation	111 Eighth Avenue New York, NY 10011	212 894 8940 tel 212 590 9180 fax www.ctlegalsolutions.com

NE Sec of State John A. Gale – CORP GR 1000914692 pgs: 130 Filed: 08/10/2009 02:07 PM

August 7, 2009

Secretary of State of Nebraska

Attn: Jody Debus, Senior Filing Officer

State Capitol, Suite 1301

Lincoln, NE 68509

VIA FEDERAL EXPRESS

Re: Change of Registered Office of CT Corporation System

Dear Ms. Debus:

Please accept this letter as our formal request to change the registered office address for all business entities filed with your office where CT Corporation System is listed as their registered agent.

The old address is: Suite 500, 301 S. 13th Street, Lincoln, NE 68508

The new address, effective August 10, 2009, is: 1024 K Street, Lincoln, NE 68508

I hereby state that all business entities affected have been notified of the change of address of CT Corporation System’s registered office.

Thank you for your kind assistance in this matter.

Very truly yours,

/s/ Kenneth J. Uva

Kenneth J. Uva
Vice President

Enclosure: Check payable to “Nebraska Secretary of State” in the amount of $1,005.00.